August 24, 1998


Conseco, Inc.
Conseco Financing Trust V
11825 North Pennsylvania Street
Carmel, IN 46032

Ladies and Gentlemen:

        We have acted as special tax counsel for Conseco, Inc. ("Conseco"), an Indiana corporation, and Conseco Financing Trust V (the "Trust"), a Delaware business trust, in connection with a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about June 11, 1998 (as amended through the date hereof, the "Registration Statement") which registered, among other things, Trust Originated Preferred Securities (the "Preferred Securities") of the Trust (liquidation amount of $25 per Preferred Security). In connection therewith, we have participated in the preparation of, and have reviewed, portions of the Registration Statement, including the prospectus (the "Prospectus") and the form of prospectus supplement (the "Prospectus Supplement") included therewith with respect to the Trust.

        We have examined and relied upon the Registration Statement as filed and amended to the date of this letter. We have also examined and relied upon:
(i)the form of subordinated indenture (the "Indenture") between Conseco and Fleet National Bank, as trustee dated as of November 14, 1996; (ii)the form of Fourth Supplemental Indenture (the "Supplemental Indenture") between Conseco and State Street Bank and Trust Company, as Trustee, dated as of August 24, 1998, to be used in connection with the issuance of the Subordinated Deferrable Interest Debentures of Conseco due September 30, 2028 (the "Subordinated Debentures"), which Supplemental Indenture includes the form of the Subordinated Debentures;
(iii)the form of Amended and Restated Declaration of Trust (the "Declaration") dated as of August 24, 1998, for the Trust, which Declaration includes the form of the Preferred Securities; (iv)the form of Preferred Securities Guarantee Agreement (the "Guarantee") between Conseco and State Street Bank and Trust Company as Preferred Securities Guarantee Trustee, dated as of August 24, 1998; and (v) certain other relevant documents used in connection with the issuance of the Subordinated Debentures, the Preferred Securities and the Guarantee (collectively the "Operative Documents").

        As to certain questions of fact material or relevant to the opinion expressed herein, we have relied upon a certificate obtained from an officer of Conseco and have assumed the accuracy of the facts certified or stated to us and have made no independent investigation of such facts.

        Based on the foregoing and assuming that the Operative Documents are executed and delivered substantially in the form filed as exhibits to the Registration Statement and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm, in all material respects, that the statements set forth in the Prospectus Supplement with respect to the Trust under the heading United States Federal Income Taxation, insofar as they constitute legal conclusions or matters of law, fairly summarize the matters referred to therein, based upon current law and the assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

        We hereby consent to the use of our name in the above-captioned Registration Statement and to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                               Very truly yours,

                                               /s/ Locke Reynolds Boyd & Weisell
                                               ---------------------------------
                                               Locke Reynolds Boyd & Weisell